Precidian ETFs Trust 485BPOS

Exhibit 99(g)(2)

EXECUTION

FIRST AMENDMENT

TO

CUSTODY AGREEMENT

This First Amendment (“Amendment”) dated December 17, 2024 (“Effective Date”) is by and between Precidian ETFs Trust (“Customer”), The Bank of New York Mellon (“BNY”), and, solely for purposes of payment pursuant to Paragraph 12 of the Agreement (defined below), Commonwealth Fund Services, Inc. (“CFS”).

BACKGROUND:

A.	BNY and the Customer entered into a Custody Agreement dated as of September 18, 2024, as amended (the “Agreement”) relating to BNY’s provision of custody services to the portolios, identified on Appendix I thereto (each, a “series”).

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as set forth above and as follows that:

1.	Modifications to Agreement: The Agreement is amended as follows:

a.	Appendix I to the Agreement is hereby deleted and replaced in its entirety with Appendix I attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

EXECUTION

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

PRECIDIAN ETFS TRUST
On behalf of each Series identified on Appendix I attached hereto

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Solely for purposes of payment pursuant to Section 12:
COMMONWEALTH FUND SERVICES

By:
Name:
Title:

EXECUTION

APPENDIX I

Series
Anheuser-Busch InBev SA/NV ADRhedged™
AstraZeneca PLC ADRhedged™
Banco Santander S.A. ADRhedged™
BP p.l.c. ADRhedged™
British American Tobacco p.l.c. ADRhedged™
Diageo plc ADRhedged™
GSK plc ADRhedged™
HSBC Holdings plc ADRhedged™
Mitsubishi UFJ Financial Group, Inc. ADRhedged™
Novartis AG ADRhedged™
Novo Nordisk A/S (B Shares) ADRhedged™
Shell plc ADRhedged™
Sanofi ADRhedged™
SAP SE ADRhedged™
TotalEnergies SE ADRhedged™
Toyota Motor Corporation ADRhedged™
Vodafone Group Plc ADRhedged™

Airbus SE ADRhedged™
Bayer AG ADRhedged™
Bayerische Motoren Werke AG ADRhedged™
Deutsche Telekom AG ADRhedged™
Heineken NV ADRhedged™
Hermes International SA ADRhedged™
Hitachi Ltd. ADRhedged™
L’Oreal SA ADRhedged™
LVMH Moet Hennessy Louis Vuitton SE ADRhedged™
Nestle SA ADRhedged™
Roche Holding AG ADRhedged™
Siemens AG ADRhedged™
Softbank Group Corp. ADRhedged™
argenx SE ADRhedged™
Arm Holdings PLC ADRhedged™
ASE Technologies Holding co. Ltd. ADRhedged™
ASML Holding NV ADRhedged™
Barclays PLC ADRhedged™
Haleon plc ADRhedged™
Honda Motor Co. LTd. ADRhedged™
ING Groep NV ADRhedged™
Lloyds Banking Group plc ADRhedged™
Mizuho Financial Group Inc. ADRhedged™
National Grid plc ADRhedged™

EXECUTION

Rio Tinto plc ADRhedged™
Silicon Motion Technology Corp. ADRhedged™
Sony Group Corp. ADRhedged™
STMicroelectronics NV ADRhedged™
Taiwan Semiconductor Manufacturing Co. Ltd. ADRhedged™
Unilever PLC ADRhedged™
United Microelectronics Corp. ADRhedged™